UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

August 5, 2015

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 5, 2015, Owens-Illinois Group, Inc., a wholly-owned subsidiary of Owens-Illinois, Inc., filed a Current Report on Form 8-K as described below.

ITEM 7.01.    REGULATION FD DISCLOSURE.

On May 13, 2015, Owens-Illinois Group, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing that the Company, through its indirect, wholly-owned subsidiary Owens-Brockway Glass Container Inc. (“Owens-Brockway”), a Delaware corporation, entered into a stock purchase agreement with Vitro, S.A.B. de C.V. (“Vitro”), a Mexican sociedad anónima bursátil de capital variable, Distribuidora Álcali, S.A. de C.V. (“Distribuidora”), a Mexican sociedad anónima de capital variable, and Vitro Packaging, LLC (“Vitro Packaging” and together with Vitro and Distribuidora, “Sellers”), a U.S. limited liability company, pursuant to which Owens-Brockway has agreed to acquire (the “Vitro Acquisition”) the Sellers’ food and beverage glass containers business as conducted in the United States, Mexico and Bolivia (the “Vitro Business”).

In connection with the Vitro Acquisition, the Company is furnishing this Current Report on Form 8-K in order to make publicly available certain historical financial information of the Vitro Business and unaudited pro forma financial information of the Company reflecting the Vitro Acquisition as Exhibits 99.1, 99.2 and 99.3.

The Vitro Acquisition is currently expected to close in the second half of 2015 subject to certain customary closing conditions, including but not limited to, the receipt of all required clearances, approvals or authorizations required by certain governmental entities under applicable antitrust and foreign investment laws and the absence of any order, judgment, injunction, law or other legal restraint prohibiting the consummation of the Vitro Acquisition.

The Company is providing below a summary reconciliation of the Vitro Business’ net income of the period to the Vitro Business’ EBITDA and Credit Agreement EBITDA (as described below) for the year ended December 31, 2014, for the six months ended June 30, 2015 and 2014, and for the twelve months ended June 30, 2015.

The Credit Agreement EBITDA of $271 million for the twelve months ended June 30, 2015 does not include estimated synergies of $30 million the Company expects to achieve over the three years following the closing of the Vitro Acquisition and does not reflect the estimate of full year EBITDA for new business in 2016 that the Vitro Business signed in 2014.

VITRO BUSINESS — EBITDA and CREDIT AGREEMENT EBITDA

(U.S. Dollars in millions and IFRS)

	Year ended December 31,	Six months ended June 30,		Twelve months ended June 30,
	2014	2015	2014	2015
Net income of the period	$97	$73	$51	$119
Add (deduct):
Income tax expense	48	30	24	54
Financial cost, net	3	5	1	7
Amortization and depreciation	66	27	33	60
EBITDA (1)	$214	$135	$109	$240
Add (deduct):
Exclusions described in Note (2) below	31	5	2	34
Estimated U.S. GAAP adjustments	(3)	(1)	(1)	(3)
Credit Agreement EBITDA (1) (3)	$242	$139	$110	$271

Note: The table above is based on the Vitro Business financial statements filed herewith as Exhibits 99.1 and 99.2 which were prepared on a carve-out combined basis in accordance with International Financial Reporting Standards

(“IFRS”) as issued by the International Accounting Standards Board (“IASB”), except for the estimated U.S. GAAP adjustments, identified above.

(1)                                 EBITDA for the Vitro Business consists of net income of the period before income tax expense, financial cost, net and amortization and depreciation.  While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Credit Agreement EBITDA is a compliance measure contained in OI Group’s Credit Agreement and is based on EBITDA with additional adjustments for certain items defined in the Credit Agreement. OI Group believes that the presentation of Credit Agreement EBITDA for the Vitro Business will provide investors with information regarding compliance with the financial ratio covenants in the Credit Agreement.  Credit Agreement EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Vitro Business’ operating performance or any other measures of performance derived in accordance with GAAP. The most directly comparable GAAP financial measure to EBITDA is net income of the period.

(2)                                 For the year ended December 31, 2014, Credit Agreement EBITDA excludes approximately $31 million primarily for land lease expenses, the impact of certain loss contracts in excess of fair market value (onerous contract) with respect to certain Vitro Business properties and impairment of long-lived assets.

For the six months ended June 30, 2015, Credit Agreement EBITDA excludes approximately $5 million primarily for land lease expenses, the impact of certain loss contracts in excess of fair market value (onerous contract) with respect to certain Vitro Business properties and impairment of long-lived assets.

For the six months ended June 30, 2014, Credit Agreement EBITDA excludes approximately $2 million primarily for land lease expenses, the impact of certain loss contracts in excess of fair market value (onerous contract) with respect to certain Vitro Business properties and impairment of long-lived assets.

(3)                                 The twelve months ended June 30, 2015 amount does not include estimated synergies of $30 million which the Company expects to achieve over three years following the closing of the Vitro Acquisition and does not reflect the estimate of full year EBITDA for new business in 2016 that the Vitro Business signed in 2014.

Forward Looking Statements

The information contained in this Current Report on Form 8-K contains “forward-looking statements,” as defined by federal securities laws. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the Company’s ability to consummate the Vitro Acquisition on a timely basis or at all, (2) risks associated with governmental approvals of the Vitro Acquisition, (3) the Company’s ability to integrate the Vitro Business in a timely and cost effective manner, to maintain on existing terms the permits, licenses and other approvals required for the Vitro Business to operate as currently operated, and to realize the expected synergies from the Vitro Acquisition, (4) risks associated with the significant transaction costs and additional indebtedness that the Company expects to incur in financing the Vitro Acquisition, (5) the Company’s ability to realize expected growth opportunities and cost savings from the Vitro Acquisition, (6) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian real, Mexican peso, Colombian peso and Australian dollar, (7) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (8) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (9) consumer preferences for alternative forms of packaging, (10) cost and availability of raw materials, labor, energy and transportation, (11) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (12) consolidation among competitors and customers, (13) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (14) unanticipated expenditures with respect to environmental, safety and health laws, (15) the Company’s ability to further develop its sales, marketing and product development capabilities, and (16) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, events related to asbestos-related claims, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Quarterly Reports on Form 10-Q. It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Audited carve-out combined financial statements of the Vitro Business as of and for the years ended December 31, 2014, 2013 and 2012

99.2	Unaudited condensed carve-out combined financial statements of the Vitro Business as of and for the six months ended June 30, 2015 and 2014

99.3

Unaudited pro forma condensed consolidated financial statements and explanatory notes for the year ended December 31, 2014 and the six months ended June 30, 2015 and June 30, 2014 and as of June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: August 5, 2015	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Audited carve-out combined financial statements of the Vitro Business as of and for the years ended December 31, 2014, 2013 and 2012

99.2	Unaudited condensed carve-out combined financial statements of the Vitro Business as of and for the six months ended June 30, 2015 and 2014

99.3

Unaudited pro forma condensed consolidated financial statements and explanatory notes for the year ended December 31, 2014 and the six months ended June 30, 2015 and June 30, 2014 and as of June 30, 2015